EXHIBIT 99.1


NEWS RELEASE                                       FREMONT GENERAL
--------------------------------------------------------------------------------
                                                   2425 Olympic Blvd., 3rd Floor
                                                   Santa Monica, CA 90404
                                                   TEL (310) 315-5500
                                                   FAX (310) 315-5599




       FREMONT GENERAL REPORTS A 53% INCREASE IN QUARTERLY NET INCOME FROM
                             CONTINUING OPERATIONS



     (SANTA MONICA, CALIFORNIA) - October 28, 2004 - Fremont General Corporation (the "Company") reported net income from continuing operations of $85,120,000 for the third quarter of 2004. This represents an increase of 53%, as compared to net income from continuing operations of $55,493,000 for the third quarter of 2003. Diluted net income per share from continuing operations was $1.15 for the third quarter of 2004, as compared to $0.77 per share for the third quarter of 2003.

     Net income from continuing operations for the first nine months of 2004 was $263,161,000, as compared to $143,856,000 for the first nine months of 2003. Diluted net income per share from continuing operations was $3.58 for the first nine months of 2004, as compared to $2.03 per share for the first nine months of 2003.


RESIDENTIAL REAL ESTATE LENDING

     Residential real estate loan originations totaled $5.88 billion during the third quarter of 2004, up from $3.92 billion during the third quarter of 2003. The following tables highlight the Company's loan originations by period indicated:



                                                                             3RD QUARTER                  FIRST NINE MONTHS
                                                                     ---------------------------     ----------------------------
                                                                         2004           2003             2004             2003
                                                                     -----------     -----------     ------------     -----------

LOAN ORIGINATION VOLUME (IN $000'S):

     First Mortgages ...........................................     $ 5,515,901     $ 3,728,558     $ 15,951,462     $ 8,738,805
     Second Mortgages ..........................................         369,076         186,748          918,111         424,994
                                                                     -----------     -----------     ------------     -----------
                                                                     $ 5,884,977     $ 3,915,306     $ 16,869,573     $ 9,163,799
                                                                     ===========     ===========     ============     ===========

                                                                3RD QUARTER             FIRST NINE MONTHS
                                                          ----------------------     ------------------------
                                                              2004       2003           2004          2003
                                                          -----------  ---------     ---------     ----------

FIRST MORTGAGES - ORIGINATION:

TYPE OF PRODUCT:
     Adjustable Rate (2/28) ...........................        83.9%        69.0%         78.1%         72.4%
     Adjustable Rate (3/27) ...........................         3.7%         2.6%          4.0%          1.7%
     Adjustable Rate (5/25) ...........................         1.4%         0.0%          0.5%          0.0%
     Fixed ............................................        11.0%        28.4%         17.4%         25.9%
                                                          ---------    ---------     ---------     ---------
                                                              100.0%       100.0%        100.0%        100.0%
                                                          =========    =========     ==========    =========
PURPOSE:
     Refinance ........................................        54.3%        59.1%         57.7%         61.8%
     Purchase .........................................        45.7%        40.9%         42.3%         38.2%
                                                          ---------    ---------     ---------     ---------
                                                              100.0%       100.0%        100.0%        100.0%
                                                          =========    =========     ==========    =========

Average Loan Size .....................................   $ 210,515    $ 201,011     $ 209,869     $ 194,958
Average FICO Score ....................................         614          629           619           623
Average LTV ...........................................        80.4%        81.7%         81.0%         81.2%


FIRST & SECOND MORTGAGES - ORIGINATION:

GEOGRAPHIC DISTRIBUTION:
     California .......................................        31.9%        45.2%         35.6%         43.9%
     New York .........................................        11.5%         8.8%         11.3%          8.6%
     Florida ..........................................         7.2%         7.9%          7.6%          8.9%
     Illinois .........................................         5.6%         5.1%          5.4%          4.9%
     All other states .................................        43.8%        33.0%         40.1%         33.7%
                                                          ---------    ---------     ---------     ---------
                                                              100.0%       100.0%        100.0%        100.0%
                                                          =========     ========     =========     =========


     The net gain on the sale of residential real estate loans during the third quarter of 2004 totaled $89.4 million (or 1.32%) on whole loan sales and securitizations of $6.80 billion, as compared to a gain of $83.7 million (or 3.01%) on whole loan sales of $2.78 billion during the third quarter of 2003. The gross premiums realized on whole loan sales and securitizations during the third quarter of 2004 were significantly lower than in previous quarters due to secondary market and interest rate conditions. During the third quarter of 2004, the Company reclassified its $910 million of residential real estate loans held for investment (portfolio) into loans held for sale; substantially all of which were sold during the third quarter (and are included in the $6.80 billion total of loan sales and securitizations during the third quarter). As a result, the Company no longer carries any residential real estate loans as held for investment. Loans held for sale increased to $4.36 billion at September 30, 2004, up from $3.10 billion at September 30, 2003.

COMMERCIAL REAL ESTATE LENDING

     Commercial real estate loans receivable, before the allowance for loan losses, totaled approximately $3.85 billion at September 30, 2004, as compared to $4.00 billion at September 30, 2003. New loan commitments entered into, increased to $881.2 million during the third quarter of 2004, up from $700.4 million and $692.7 million during the second quarter of 2004 and third quarter of 2003, respectively. The following table highlights the commercial real estate loan portfolio as of the dates indicated:




                                                                    SEPTEMBER 30,    DECEMBER 31,   SEPTEMBER 30,
(IN $000'S)                                                             2004             2003           2003
                                                                     -----------     -----------     -----------

LOAN TYPES:
     Bridge                                                          $ 1,830,845     $ 1,659,847     $ 1,761,328
     Permanent                                                           794,956       1,281,877       1,352,036
     Construction                                                      1,062,676         804,793         637,444
     Single Tenant Credit                                                196,494         268,506         277,417
                                                                     -----------     -----------     -----------
                                                                     $ 3,884,971     $ 4,015,023     $ 4,028,225
     Net deferred origination fees and costs                             (35,231)        (33,101)        (30,030)
                                                                     -----------     -----------     -----------
                                                                     $ 3,849,740     $ 3,981,922     $ 3,998,195
                                                                     ===========     ===========     ===========

GEOGRAPHIC DISTRIBUTION:
     California                                                             36.9%           38.9%           38.1%
     New York                                                               14.2%           12.7%           12.8%
     Florida                                                                 9.4%            5.5%            5.5%
     Illinois                                                                8.3%            8.4%            7.7%
     Texas                                                                   4.4%            5.8%            5.9%
     District of Columbia                                                    3.9%            5.0%            4.7%
     All other states                                                       22.9%           23.7%           25.3%
                                                                     -----------     -----------     -----------
                                                                           100.0%          100.0%          100.0%
                                                                     ===========     ===========     ===========

Non-accrual loans                                                    $    64,242     $    71,758     $    81,845
REO                                                                       27,327          23,621          36,426
                                                                     -----------     -----------     -----------
Non-accrual loans and REO                                            $    91,569     $    95,379     $   118,271
                                                                     ===========     ===========     ===========


     Non-accrual commercial real estate loans and REO totaled $91.6 million (or 2.36% of total portfolio and REO) at September 30, 2004, down from $118.3 million (or 2.93% of total portfolio and REO) as of September 30, 2003. Net loan charge-offs for the commercial real estate portfolio decreased during the third quarter of 2004 to $5.0 million from $13.4 million during the third quarter of 2003. The annualized net charge-off ratio for the quarter ending September 30, 2004 for the commercial real estate loan portfolio was 0.52%, as compared with a ratio of 1.35% for the quarter ending September 30, 2003. The annualized net charge-off ratio for the nine month periods ending September 30, 2004 and 2003 was 0.65% and 1.17%, respectively.

OTHER HIGHLIGHTS

o Net interest income increased to $113.5 million for the third quarter of 2004, as compared to $94.2 million for the third quarter of 2003. Net interest income, as a percentage of net interest-earning assets at the financial services operations level, however; decreased from 5.34% in the third quarter of 2003 to 5.15% for the third quarter of 2004. This decrease was primarily a result of a higher average liquidity position at Fremont Investment & Loan and a larger average balance of residential real estate loans held for sale during the third quarter of 2004 than during the third quarter of 2003.


o As a result of the transfer of the residential real estate loans held for investment to loans held for sale during the third quarter of 2004, the Company realized a reversal (or credit) in its provision for loan losses expense of $10.3 million. As of September 30, 2004, the allowance for loan losses totaled $189.6 million, or 4.92% of the total loans held for investment, which are substantially all commercial real estate loans.


o Fremont Investment & Loan, as of September 30, 2004, had $9.4 billion in assets and $7.3 billion in FDIC-insured deposits, and is above the FDIC regulatory standards for well-capitalized institutions with a total Risk-Based Capital ratio of 17.90%.


o The residential real estate loan servicing platform was servicing approximately $14.9 billion in loans outstanding as of September 30, 2004. This amount was comprised of the Company's securitized loans, loans held for sale and interim servicing for loans sold to third parties.


o Stockholders' equity per share was $12.15 at September 30, 2004 and the holding company had approximately $142 million in cash and cash equivalents as of September 30, 2004.


     Fremont General Corporation is an industrial bank holding company and its common stock is traded on the New York Stock Exchange under the symbol "FMT". Fremont Investment & Loan provides nationwide commercial and residential real estate lending through its 14 regional offices (nine commercial and five residential) and does so primarily on a first mortgage basis. As of September 30, 2004, Fremont Investment & Loan had commercial real estate loans in its portfolio located in 41 states and during the third quarter of 2004, it originated residential real estate loans in 45 states.

     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company's currently reported results are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company's reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company's projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:
(i) changes in the interest rate environment, (ii) changes in general and specific economic conditions and trends, (iii) changes in asset and loan valuations and the costs of originating loans, (iv) changes in the volume of loans originated, loans sold, the pricing of existing and future loans, and the premiums realized upon the sale of such loans, (v) access to the necessary capital resources to fund loan originations and the condition of the whole loan sale and securitization markets, (vi) the impact of changes in the commercial and residential real estate markets, (vii) the effect of litigation, state and federal legislation and regulations, and regulatory actions, (viii) the collectibility, and timing thereof, of loan balances, and any adverse development of, and the variability in determining, the allowance for loan losses, (ix) the ability to retain the utilization of net tax operating loss carryforwards applied, (x) the ability to maintain an effective system of internal and disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and (xi) other events and factors beyond our control. For a more detailed discussion of risks and uncertainties, see the Company's public filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

--------------------------------------------------------------------------------


o Fremont General will host an investor conference call to discuss the Company's results. The call will begin at 1:00 p.m. (ET) on October 28, 2004.
o The call will be webcast live on the Internet at http://www.fremontgeneral.com. Under "Company" scroll down to "Event Calendar" and click on "Q3 2004 Fremont General Corporation Earnings Conference Call." Go to the web site at least 15 minutes before the event to download and install any necessary audio software. The webcast will be archived until October 28, 2005.
o To listen to the live call by telephone, dial 706/634-1256 eight to ten minutes before the start time. The telephone replay will be archived until November 26th at 706/645-9291 - use Conference ID 1431789.
o The Company's periodic reports as filed with the Securities and Exchange Commission can be accessed at http://www.sec.gov.
o    Contact: Investor Relations 310/315-5500
o    Website:  www.fremontgeneral.com

FREMONT GENERAL CORPORATION                              SELECTED FINANCIAL DATA
(UNAUDITED)
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                          THREE MONTHS ENDED            NINE MONTHS ENDED
CONSOLIDATED STATEMENTS OF OPERATIONS:                                        SEPTEMBER 30,                SEPTEMBER 30,
                                                                          2004           2003          2004           2003
                                                                       ---------      ---------      ---------      ---------
INTEREST INCOME:
  Interest and fee income on loans:
    Residential ....................................................   $  86,223      $  60,019      $ 269,316      $ 154,411
    Commercial .....................................................      72,405         77,220        221,796        225,573
    Other ..........................................................         111            136            385            416
                                                                       ---------      ---------      ---------      ---------
                                                                         158,739        137,375        491,497        380,400
  Interest income - other ..........................................       4,165          1,069          9,143          4,855
                                                                       ---------      ---------      ---------      ---------
                                                                         162,904        138,444        500,640        385,255
INTEREST EXPENSE:
  Deposits .........................................................      38,037         30,402        108,095         94,686
  FHLB advances ....................................................       4,787          7,084         20,535         17,920
  Warehouse lines of credit ........................................         501            176            751            176
  Senior Notes .....................................................       3,691          4,277         11,664         14,100
  Junior Subordinated Debentures / Preferred Securities ............       2,320          2,250          6,959          6,750
  Other ............................................................          64             31            164            458
                                                                       ---------      ---------      ---------      ---------
                                                                          49,400         44,220        148,168        134,090
                                                                       ---------      ---------      ---------      ---------
Net interest income ................................................     113,504         94,224        352,472        251,165
Provision for loan losses ..........................................     (10,309)        29,407          6,236         79,936
                                                                       ---------      ---------      ---------      ---------
Net interest income after provision for loan losses ................     123,813         64,817        346,236        171,229

NON-INTEREST INCOME:
  Net gain (loss) on:
    Whole loan sales and securitizations of residential
      real estate loans ............................................      89,366         83,700        338,612        211,605
    Sale of residual interests in securitized loans ................           -              -              -         17,503
    Whole loan sales of other loans ................................           -              -              -            674
    Extinguishment of debt .........................................           -              -            (53)            25
  Loan servicing income ............................................      11,712          2,492         25,881          6,363
  Mortgage servicing rights amortization and impairment
    provision ......................................................      (3,126)          (294)        (9,010)          (294)
  Other ............................................................       2,961          3,618         16,119         12,145
                                                                       ---------      ---------      ---------      ---------
                                                                         100,913         89,516        371,549        248,021
NON-INTEREST EXPENSE:
  Compensation .....................................................      50,950         38,731        186,180        113,549
  Occupancy ........................................................       4,387          2,676         11,429          8,421
  Net real estate owned expenses ...................................       1,454          2,950          4,072          4,844
  Other ............................................................      23,037         15,504         66,464         47,553
                                                                       ---------      ---------      ---------      ---------
                                                                          79,828         59,861        268,145        174,367
                                                                       ---------      ---------      ---------      ---------
Income before income taxes .........................................     144,898         94,472        449,640        244,883
Income tax expense .................................................      59,778         38,979        186,479        101,027
                                                                       ---------      ---------      ---------      ---------
Net income from continuing operations ..............................      85,120         55,493        263,161        143,856
Discontinued insurance operations - net of tax .....................           -              -              -         44,308
                                                                       ---------      ---------      ---------      ---------
Net income .........................................................    $ 85,120      $  55,493      $ 263,161      $ 188,164
                                                                       =========      =========      =========      =========
PER SHARE DATA:
BASIC:
  Net income from continuing operations ............................   $    1.18      $    0.79      $    3.66      $    2.06
  Discontinued operations ..........................................           -              -              -           0.63
                                                                       ---------      ---------      ---------      ---------
  Net income .......................................................   $    1.18      $    0.79      $    3.66      $    2.69
                                                                       =========      =========      =========      =========

DILUTED:
  Net income from continuing operations ............................   $    1.15      $    0.77      $    3.58      $    2.03
  Discontinued operations ..........................................           -              -              -           0.63
                                                                       ---------      ---------      ---------      ---------
  Net income .......................................................   $    1.15      $    0.77      $    3.58      $    2.66
                                                                       =========      =========      =========      =========
WEIGHTED AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
  Basic ............................................................      72,231         70,301         71,833         69,915
  Diluted ..........................................................      73,856         72,118         73,423         70,793

CASH DIVIDENDS DECLARED PER COMMON SHARE ...........................   $    0.06         $ 0.04      $    0.17      $    0.12
STOCKHOLDERS' EQUITY PER SHARE AT PERIOD-END .......................                                 $   12.15      $    7.85
SHARES OUTSTANDING AT PERIOD-END ...................................                                    77,065         75,937

FREMONT GENERAL CORPORATION                              SELECTED FINANCIAL DATA
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2003)
(THOUSANDS OF DOLLARS)


CONSOLIDATED BALANCE SHEETS:                                                   SEPTEMBER 30,      DECEMBER 31,
                                                                                   2004              2003
                                                                               ------------       -----------

ASSETS
Cash and cash equivalents ....................................................  $ 1,053,950       $   835,651
Investment securities ........................................................        1,353             1,958
Federal Home Loan Bank stock .................................................      103,242           112,587
Loans held for sale - net ....................................................    4,361,420         3,653,547
Loans held for investment - net ..............................................    3,667,531         4,577,419
Mortgage servicing rights ....................................................       16,328             6,898
Residual interests in securitized loans at fair value ........................       17,365             6,530
Accrued interest receivable ..................................................       33,990            38,663
Foreclosed real estate owned - net ...........................................       28,685            25,466
Premises and equipment - net .................................................       37,025            24,897
Deferred income taxes ........................................................      129,347           193,304
Other assets .................................................................       68,208            48,367
                                                                                -----------       -----------
     TOTAL ASSETS ............................................................  $ 9,518,444       $ 9,525,287
                                                                                ===========       ===========

LIABILITIES
Deposits:
  Savings accounts ...........................................................  $ 1,276,812       $ 1,244,083
  Money market deposit accounts ..............................................      493,813           412,524
  Certificates of deposit ....................................................    5,480,513         4,976,559
                                                                                -----------       -----------
                                                                                  7,251,138         6,633,166

Warehouse lines of credit ....................................................            -                 -
Federal Home Loan Bank advances ..............................................      727,000         1,650,000
Senior Notes due 2004 ........................................................            -            22,377
Senior Notes due 2009 ........................................................      182,040           188,987
Liquid Yield Option Notes due 2013 ...........................................          628               654
Junior Subordinated Debentures / Preferred Securities ........................      103,093           100,000
Other liabilities ............................................................      317,908           265,371
                                                                                -----------       -----------
     TOTAL LIABILITIES .......................................................    8,581,807         8,860,555

STOCKHOLDERS' EQUITY
Common stock .................................................................       77,065            75,990
Additional paid-in capital ...................................................      325,822           296,000
Retained earnings ............................................................      578,313           328,044
Deferred compensation ........................................................      (47,349)          (35,889)
Accumulated other comprehensive income .......................................        2,786               587
                                                                                -----------       -----------
     TOTAL STOCKHOLDERS' EQUITY ..............................................      936,637           664,732
                                                                                -----------       -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..............................  $ 9,518,444       $ 9,525,287
                                                                                ===========       ===========

FREMONT GENERAL CORPORATION                              SELECTED FINANCIAL DATA
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2003)
(THOUSANDS OF DOLLARS)

                                                                               SEPTEMBER 30,    DECEMBER 31,    SEPTEMBER 30,
                                                                                   2004            2003             2003
                                                                                -----------     -----------      -----------

Loans held for investment:
  Commercial real estate .....................................................  $ 3,849,740     $ 3,981,922      $ 3,998,195
  Residential real estate ....................................................            -         797,721          636,482
  Syndicated commercial loans and other ......................................        7,413          11,367           10,435
                                                                                -----------     -----------      -----------
                                                                                  3,857,153       4,791,010        4,645,112
Allowance for loan losses ....................................................     (189,622)       (213,591)        (207,038)
                                                                                -----------     -----------      -----------
Loans held for investment - net ..............................................  $ 3,667,531     $ 4,577,419      $ 4,438,074
                                                                                ===========     ===========      ===========

Allowance for loan losses as a percentage of:
  Loans receivable held for investment .......................................         4.92%           4.46%            4.46%
  Non-accrual loans held for investment ......................................        282.4%          245.5%           215.8%
Total non-accrual loans as a percentage of total loans held for investment ...         1.74%           1.82%            2.07%

Non-accrual loans held for investment:
  Commercial real estate .....................................................  $    64,242     $    71,758      $    81,845
  Residential real estate ....................................................            -           8,482            7,246
  Syndicated commercial loans ................................................        2,908           6,752            6,854
                                                                                -----------     -----------      -----------
                                                                                $    67,150     $    86,992      $    95,945
                                                                                ===========     ===========      ===========

Accruing commercial real estate loans past due 90 days or more ...............  $         -     $    36,406      $     6,163

Foreclosed real estate owned (REO):
  Commercial real estate .....................................................  $    27,327     $    23,621      $    36,426
  Residential real estate ....................................................        1,358           1,845            1,827
                                                                                -----------     -----------      -----------
Foreclosed real estate owned (REO) - net .....................................  $    28,685     $    25,466      $    38,253
                                                                                ===========     ===========      ===========

Residential real estate loans held for sale:
  First mortgages ............................................................  $ 4,124,950     $ 3,513,552      $ 2,958,555
  Second mortgages ...........................................................      278,195         163,802          164,310
                                                                                -----------     -----------      -----------
                                                                                  4,403,145       3,677,354        3,122,865
  Valuation reserve ..........................................................      (41,725)        (23,807)         (24,795)
                                                                                -----------     -----------      -----------
  Loans held for sale - net ..................................................  $ 4,361,420     $ 3,653,547      $ 3,098,070
                                                                                ===========     ===========      ===========

Non-accrual residential real estate loans held for sale ......................  $    18,830     $     6,253      $     5,957


                                                                                3RD QUARTER     2ND QUARTER      3RD QUARTER
                                                                                    2004            2004             2003
                                                                                -----------     -----------      -----------

Total net charge-offs of loans held for investment:
  Commercial real estate .....................................................  $     4,961     $     4,918      $    13,431
  Residential real estate ....................................................           14             164               43
  Residential real estate: Fair value adjustment on transfer to held for sale         9,856               -                -
  Syndicated commercial loans and other ......................................          (36)          1,154                -
                                                                                -----------     -----------      -----------
                                                                                $    14,795     $     6,236      $    13,474
                                                                                ===========     ===========      ===========


Net commercial real estate charge-offs to average commercial real estate loans         0.52%           0.50%           1.35%


o Loans receivable held for investment do not include loans designated as held for sale and are stated net of deferred origination fees and costs.
o Netcharge-off ratios are annualized percentages.
o Accruing loans past due 90 days or more may include loans that are contractually past maturity but continue to make interest payments.
o Loans held for sale are residential real estate loans valued at the lower of cost or market and include direct net SFAS #91 origination costs.

                                                                     Page 8 of 9

FREMONT GENERAL CORPORATION                              SELECTED FINANCIAL DATA
(UNAUDITED)
(THOUSANDS OF DOLLARS)

                                                                         THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                  SEPTEMBER 30,
                                                                         2004            2003           2004            2003
                                                                     -----------     -----------     -----------     -----------

FREMONT GENERAL CREDIT CORPORATION (ONLY):
Average net interest-earning assets (NEA) .......................... $ 9,181,381     $ 7,444,667     $ 9,465,525     $ 6,807,804

  Interest income .................................................. $   162,496     $   138,335     $   499,647     $   383,676
  Interest expense .................................................     (43,729)        (38,020)       (130,586)       (113,500)
                                                                     -----------     -----------     -----------     -----------
  Net interest income .............................................. $   118,767     $   100,315     $   369,061     $   270,176
                                                                     ===========     ===========     ===========     ===========
As a percentage of NEA:
  Interest income ..................................................       7.04 %           7.37 %          7.05 %          7.54 %
  Interest expense .................................................      (1.89)%          (2.03)%         (1.84)%         (2.23)%
                                                                     -----------     -----------     -----------     ------------
  Net interest income ..............................................       5.15 %           5.34 %          5.21 %          5.31 %
                                                                     ===========     ===========     ===========     ===========

o The above net interest income information excludes holding company assets and net interest income and expense.

Whole loan sales of residential real estate loans .................. $ 6,245,154     $ 2,222,260     $ 14,426,043    $ 6,751,860
Securitizations of residential real estate loans ...................     555,814         561,577        2,178,572        561,577
                                                                     -----------     -----------     ------------    -----------
                                                                     $ 6,800,968     $ 2,783,837     $ 16,604,615    $ 7,313,437
                                                                     ===========     ===========     ============    ===========

Gross premium recognized on loan sales and securitizations ......... $   204,820     $   123,116     $    612,897    $   321,154
Premium recapture and reversal .....................................      (9,191)         (2,791)         (22,133)        (7,864)
                                                                     -----------     -----------     ------------    -----------
Net premium recognized on loan sales and securitizations ...........     195,629         120,325          590,764        313,290
Less: Direct costs of loan originations ............................     (90,321)        (38,234)        (230,474)       (96,011)
Adjustments to carrying value of loans held for sale ...............      (9,390)          1,609          (18,755)        (5,674)
Change in fair value of derivative instruments .....................      (6,552)              -           (2,923)             -
                                                                     -----------     -----------     ------------    -----------
  Gain on sale (GAAP) ..............................................      89,366          83,700          338,612        211,605
Less: Origination expenses allocated during the period
      of origination ...............................................     (53,561)        (21,653)        (145,377)       (60,086)
                                                                     -----------     -----------     ------------    -----------
   Net operating gain on sale ...................................... $    35,805     $    62,047     $    193,235    $   151,519
                                                                     ===========     ===========     ============    ===========

Gross premium recognized on loan sales and securitizations .........       3.02 %           4.42 %           3.68 %         4.39 %
Premium recapture and reversal .....................................      (0.14)%          (0.10)%          (0.13)%        (0.11)%
                                                                     -----------     -----------     ------------     ----------
Net premium recognized on loan sales and securitizations ...........       2.88 %           4.32 %           3.55 %         4.28 %
Less: Direct costs of loan originations ............................      (1.32)%          (1.37)%          (1.39)%        (1.31)%
Adjustments to carrying value of loans held for sale ...............      (0.14)%           0.06 %          (0.12)%        (0.08)%
Change in fair value of derivative instruments .....................      (0.10)%           0.00 %          (0.02)%         0.00 %
                                                                     -----------     -----------     ------------    -----------
  Gain on sale (GAAP) ..............................................       1.32 %           3.01 %           2.02 %         2.89 %
Less: Origination expenses allocated during the period
       of origination ..............................................      (0.79)%          (0.78)%          (0.88)%        (0.82)%
                                                                     -----------     -----------     ------------    -----------
  Net operating gain on sale .......................................       0.53 %           2.23 %           1.14 %         2.07 %
                                                                     ===========     ===========     ============    ===========

o Direct costs are costs directly incurred with the origination of the loans and which are deferred and recognized when the loans are sold.
o Premium recapture and reversal are the reversal or recapture of premium on loans sold which either prepay early per the terms of each sales contract or for certain loans repurchased from prior sales; includes some interest adjustment on loans repurchased.
o Origination expenses represent indirect expenses related to the origination of residential real estate loans during the period of origination and which are not deferred for GAAP. These expenses are included in non-interest expense in the consolidated statement of operations during the period incurred.
o Net operating gain on sale is a supplement to, and not a substitute for, the information presented in the consolidated statement of operations as prepared in accordance with GAAP. Furthermore, our definition of the indirect origination expenses may not be comparable to similarly titled measures reported by other companies. The net operating gain on sale amount does not include net interest income on residential real estate loans held for sale or any fair value adjustments on the Company's residual interests in securitized loans.

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